EXHIBIT INDEX

(h)(8)   Master Fee Waiver Agreement, dated June 1, 2005.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m)(3) Amendment to Plan and Agreement of Distribution (Class A and B), dated April 14, 2005, between the Registrant and American Express Financial Advisors Inc.

(m)(6) Amendment to Plan and Agreement of Distribution (Class C), dated April 14, 2005, between the Registrant and American Express Financial Advisors Inc.